Exhibit 99.1

PSS World Medical Reports Results for Fiscal Year 2004

    JACKSONVILLE, Fla.--(BUSINESS WIRE)--May 26, 2004--PSS World
Medical, Inc. (NASDAQ/NM:PSSI):

       Reports 121% Increase to $0.42 Earnings Per Diluted Share
             Consolidated Same Day Revenue Growth of 12.4%
                  Operating Income Increased by 84.6%

    Fiscal Year 2004 Highlights:

    --  Earnings of $0.42 per diluted share from continuing operations

    --  Consolidated same day revenue growth of 12.4%

        --  Physician Business same day revenue growth of 14.5%

        --  Elder Care Business same day revenue growth of 8.6%

    --  Consolidated operating margin of 3.5%

        --  Physician Business operating margin of 5.2%

        --  Elder Care Business operating margin of 4.7%

    --  Consolidated adjusted EBITDA growth of 37.0% to $67.8 million

    --  Consolidated return on committed capital of 24.4%

    PSS World Medical, Inc. announced today its results for the three months and fiscal year 2004 ended April 2, 2004.
    David A. Smith, President and Chief Executive Officer, commented, "Fiscal 2004 is a victory for our shareholders, customers and employees. Our earnings per share were up 121% over last year and our share price was up 76%.
    "The strategic plan we implemented to rebuild our infrastructure, systems and growth programs to leverage our leading market position and core competencies is producing tangible results. Our customers have clearly embraced our solutions programs with sales growth at three times the rate of market growth and real traction in almost all product segments. The Rx Extreme program leads the pack with 44.8% growth for the year. Our fiscal 2004 consolidated operating margin was up 130 basis points as a result of the sweat equity of our people implementing new systems and processes, while our service level metrics are reaching all-time highs.
    "We are extremely proud of our dedicated, focused and determined employees and their understanding of the balance between customer satisfaction and profitability."



Fiscal Year 2004 Goals Compared With Actual Results

                                                    Fiscal Year 2004
                                                    Goals      Results
Revenue growth (same day sales)                    7% - 9%       12.4%
 GAAP EPS growth (from continuing operations)(a)  90% - 110%    121.0%
 Consolidated operating margin                   3.0% - 3.1%      3.5%
 Operating cash flow (in millions)                $20 - $25     $21.9
 Return on committed capital                      21% - 24%      24.4%

(a) As reported in fiscal year 2003, excluding change in accounting for Statement of Financial Accounting Standards No. 145,
     Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.


    Net sales for the three months ended April 2, 2004, were $351.4 million, an increase of 18.0%, compared with net sales of $297.8 million for the three months ended March 28, 2003. Net same day sales increased by 14.4% for the three months ended April 2, 2004, including same day sales increases of 15.4% and 12.8%, for the Physician Business and the Elder Care Business, respectively. Income from continuing operations for the three months ended April 2, 2004, was $7.4 million, or $0.11 per diluted share, compared with a loss from continuing operations for the prior fiscal year quarter of less than $0.1 million. Net income for the three months ended April 2, 2004, was $6.6 million, or $0.10 per diluted share, compared with a net loss for the three months ended March 28, 2003, of $2.7 million, or $0.04 per diluted share, including a loss from discontinued operations of $2.7 million, or $0.04 per diluted share, and a charge of $4.1 million, or $0.06 per diluted share, which was associated with early extinguishment of debt.
    Net sales for fiscal year ended April 2, 2004, were $1.35 billion, an increase of 14.6%, compared with net sales of $1.18 billion for the year ended March 28, 2003. Net same day sales increased by 12.4% for the year ended April 2, 2004, including same day sales increases of 14.5% and 8.6%, for the Physician Business and the Elder Care Business, respectively. Income from continuing operations for the year ended April 2, 2004, was $28.7 million, or $0.42 per diluted share, increasing by 225.7 % and 250.0%, respectively, compared with income from continuing operations of $8.8 million, or $0.12 per diluted share, for the same period in the prior fiscal year. Net income for the year ended April 2, 2004, was $27.5 million, or $0.40 per diluted share, compared with a net loss for the year ended March 28, 2003, of $54.8 million, or $0.78 per diluted share, including a total loss from discontinued operations of $63.6 million, or $0.90 per diluted share, and a charge of $4.8 million, or $0.07 per diluted share, which was associated with early extinguishment of debt.
    David M. Bronson, Executive Vice President and Chief Financial Officer, commented, "Excellent working capital management, the redemption of our subordinated bonds and the recent completion of our successful convertible debt offering have combined to give the Company a very efficient capital structure and a solid foundation for growth. Interest expense in fiscal year 2004 was reduced by over $7 million, and we have over $200 million of capital capacity to support organic growth as well as acquisitions.
    "Our centralized shared services made significant progress in fiscal year 2004 in supporting the 12.4% revenue growth the Company reported this year. Over $5 million of cost reductions were delivered by these departments this past year, with an equal amount expected in fiscal year 2005."


Fiscal Year 2004 Year-End Progress Report:

Physician Business:
Selected Program Revenue Growth(a):

                                                  Fiscal Year 2004
                                                  Goal       Results
Rx  Extreme                                     25% - 30%      44.8%
Advantage Club/Disposables                      10% - 12%      12.7%
"Can Do" Equipment                               3% - 4%       10.9%

(a)    As compared with the year ended March 28, 2003.


    The Physician Business' same day sales growth of 15.4% in the fourth quarter of fiscal year 2004 reflected the continuing success of the Business' customer-tailored solutions sales programs. These programs are matched with a broad offering of medical supplies, equipment and pharmaceutical-related products that provide customers with a variety of choices to meet their specific practice needs and clinical applications. The Business' next day professional delivery service, consultative sales approach and the clinical acuity of its sales force combine to offer customers compelling value and ease of use while providing the ability to increase practice efficiency and profitability.



Elder Care Business:
Selected Program Revenue Growth(a):

                                                  Fiscal Year 2004
                                                  Goal       Results
Nursing Homes                                    5% - 7%        6.1%
Home Care                                       24% - 31%      32.0%

(a)    As compared with the year ended March 28, 2003.


    The Elder Care Business' same day sales growth of 12.8% for the fourth quarter of fiscal 2004 reflected continuing penetration of the home care market and gains in acquiring new regional and independent long-term care customers. The Business launched its new medical equipment program for the home care and nursing home markets in April 2004. The initial objectives of the program are focused on product knowledge and training, as well as the development of an equipment-specific sales organization. The program is expected to gain traction in the first half of the fiscal year and accelerate momentum to contribute to revenue growth and profitability during the last half of fiscal year 2005.

    Fiscal Year 2005 Goals:

    The Company noted that it will have five less sales days in fiscal year 2005 compared with its fiscal year 2004, with three less sales days occurring in the first quarter and two less sales days occurring in the second quarter of fiscal year 2005 versus the comparable periods in fiscal year 2004. The Company estimated that the earnings contribution from five additional sales days in the first half of fiscal year 2004 was approximately $0.03 - $0.04 earnings per diluted share. Additionally, the Company estimates that increasing fuel costs are expected to have an impact of $0.02 - $0.03 earnings per diluted share during fiscal year 2005.



Revenue growth                                           10% - 12%
GAAP EPS (from continuing operations)                  $0.51 - $0.55
Consolidated operating margin                           4.3% - 4.5%
Operating cash flow (in millions)                        $35 - $40
Capital expenditures (in millions)                       $15 - $20
Return on committed capital                              24% - 27%


    Mr. Smith concluded, "Our growth goal for earnings per diluted share is $0.51 - $0.55 for fiscal year 2005. Considering five fewer sales days in the year, the earnings goal represents 31% - 45% growth.
    "We have a robust plan for fiscal year 2005 that leverages our success with customer solutions programs, new products and improving systems and processes. We have a fantastic team who believe in the value proposition we provide for our customers, shareholders and each other. We are all very focused on execution of our plan."
    A listen-only simulcast and 90-day replay of PSS World Medical's year-end conference call can be found in the Investor Relations section of the Company's website, www.pssworldmedical.com, under the heading "investor events," or www.fulldisclosure.com on May 27, 2004, beginning at 8:30 a.m. Eastern time.
    PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.
    Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company's website at www.pssworldmedical.com, and selecting "Investor Relations" and "Additional Financial Information." If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

    Glossary of Terms: Physician Business:

    -- Rx Extreme Program is the Physician Business' comprehensive program offering pharmaceutical, vaccine and general injectibles products to office-based physicians in all 50 states. The term "Extreme" symbolizes the Physician Business' significant commitment to its customers to become the leading provider of these products and related services to the U.S. physician market. The Rx Extreme program was launched in June 2003.

    -- Advantage Club is the Physician Business' customer membership club that enables customers to participate in exclusive promotions for a broad selection of commonly used products with the ability to receive products at no charge based on purchasing levels. The Advantage Club program was launched in June 2003.

    -- "Can Do" Program, - the industry's premier equipment marketing program, enables customers to access a broad portfolio of industry-leading laboratory and diagnostic equipment as well as certain exclusive products available only through PSS. The "Can Do" equipment program launched several new products during the first quarter of fiscal year 2004.

    Elder Care Business:

    -- Nursing Homes refers to the Elder Care Business' customers that operate skilled nursing facilities in the United States.

    -- Home Care refers to the Elder Care Business' customers that operate and/or provide medical and care services through home care services organizations and/or businesses or directly to patients in their homes.

    All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company's current business strategy, the Company's ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company's projected sources and uses of cash, and the Company's plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company's expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2005; the expected operational cash flow in fiscal year 2005; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2005; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2005, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company's business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company's business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.



                        PSS WORLD MEDICAL, INC.
            Unaudited Consolidated Statements of Operations
                   (In millions, except share data)

                               Three Months Ended      Year Ended
                               ------------------  ------------------
                               April 2,  March 28, April 2,  March 28,
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Net sales                        $351.4    $297.8  $1,349.9  $1,177.9
Cost of goods sold                249.0     210.6     964.5     841.9
                               --------  --------  --------  --------
  Gross profit                    102.4      87.2     385.4     336.0
General and
 administrative expenses           64.3      58.5     242.8     217.6
Selling expenses                   24.4      20.9      94.1      83.4
Other general and
 administrative expenses            0.4       0.7       0.7       9.1
                               --------  --------  --------  --------
  Income from operations           13.3       7.1      47.8      25.9
                               --------  --------  --------  --------

Other (expense) income:
 Interest expense                  (1.7)     (5.4)     (5.5)    (12.6)
 Interest and
  investment income                  --       0.1       0.1       0.5
 Other income (expense)             0.2      (1.8)      3.9       0.3
                               --------  --------  --------  --------
                                   (1.5)     (7.1)     (1.5)    (11.8)
                               --------  --------  --------  --------

Income from continuing
 operations before provision
 for income taxes                  11.8        --      46.3      14.1
Provision for income taxes          4.4        --      17.6       5.3
                               --------  --------  --------  --------
Income (loss) from
 continuing operations              7.4        --      28.7       8.8
                               --------  --------  --------  --------

Discontinued operations:
 Loss from discontinued
  operations (net of benefit
  for income taxes of $2.6)          --        --        --      (4.1)
 Loss on disposal of
  discontinued operations
  (net of benefit for income
  taxes of $0.5, $0.5, $0.7
  and $35.1, respectively)         (0.8)     (2.7)     (1.2)    (59.5)
                               --------  --------  --------  --------
  Total loss from
   discontinued operations         (0.8)     (2.7)     (1.2)    (63.6)
                               --------  --------  --------  --------
Net income (loss)                  $6.6     $(2.7)    $27.5    $(54.8)
                               ========  ========  ========  ========

Earnings (loss) per
 share - Basic:
  Income from
   continuing operations          $0.11    $(0.00)    $0.43     $0.12
  Total loss from
   discontinued operations        (0.01)    (0.04)    (0.02)    (0.91)
                               --------  --------  --------  --------
  Net income (loss)               $0.10    $(0.04)    $0.41    $(0.79)
                               ========  ========  ========  ========

Earnings (loss) per
 share - Diluted:
  Income from
   continuing operations          $0.11    $(0.00)    $0.42     $0.12
  Total loss from
   discontinued operations        (0.01)    (0.04)    (0.02)    (0.90)
                               --------  --------  --------  --------
  Net income (loss)               $0.10    $(0.04)    $0.40    $(0.78)
                               ========  ========  ========  ========

Weighted average shares
 (in thousands):
   Basic                         66,514    67,837    67,074    69,680
   Diluted                       67,911    67,837    67,990    70,374

                        PSS WORLD MEDICAL, INC.
                      Consolidated Balance Sheets
            (In millions, except per share and share data)

                                                   April 2,  March 28,
                                                     2004      2003
                                                   --------  --------
                                                  Unaudited
                                ASSETS

Current Assets:
 Cash and cash equivalents                            $58.9     $19.2
 Accounts receivable, net                             188.4     154.4
 Inventories, net                                      99.9      79.7
 Employee receivables                                    --       0.1
 Deferred tax assets                                   40.8      27.3
 Prepaid expenses and other                             8.7      16.3
                                                   --------  --------
  Total current assets                                396.7     297.0

Property and equipment, net                            69.6      61.3
Other Assets:
 Goodwill                                              69.9      61.1
 Intangibles, net                                      11.3       5.8
 Employee receivables                                    --       0.1
 Deferred tax assets                                    6.5      26.0
 Other                                                 32.8      20.6
                                                   --------  --------
  Total assets                                       $586.8    $471.9
                                                   ========  ========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
 Accounts payable                                     $91.1     $90.6
 Accrued expenses                                      33.3      27.2
 Revolving line of credit                              35.0      83.0
 Other                                                 17.0       7.3
                                                   --------  --------
  Total current liabilities                           176.4     208.1
Convertible senior debt                               150.0        --
Other                                                  21.2      18.6
                                                   --------  --------
  Total liabilities                                   347.6     226.7
                                                   --------  --------

Shareholders' Equity:
 Preferred stock, $.01 par value; 1,000,000 shares
  authorized, no shares issued and outstanding           --        --
 Common stock, $.01 par value; 150,000,000 shares
  authorized, 64,833,453 and 67,870,561 shares
  issued and outstanding at April 2, 2004 and
  March 28, 2003, respectively                          0.6       0.7
 Additional paid-in capital                           292.3     325.6
 Unearned compensation                                 (0.1)       --
 Accumulated deficit                                  (53.6)    (81.1)
                                                   --------  --------
  Total shareholders' equity                          239.2     245.2
                                                   --------  --------
  Total liabilities and shareholders' equity         $586.8    $471.9
                                                   ========  ========

                        PSS WORLD MEDICAL, INC.
            Unaudited Consolidated Statements of Cash Flows
                             (In millions)

                               Three Months Ended      Year Ended
                               ------------------  ------------------
                               April 2,  March 28, April 2,  March 28,
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Cash Flows From
 Operating Activities:
  Net income (loss)                $6.6     $(2.7)    $27.5    $(54.8)
  Adjustments to reconcile
   net income (loss) to net
   cash provided by operating
   activities:
    Total loss from
     discontinued operations        0.8       2.7       1.2      63.6
    Depreciation                    3.2       3.1      12.8      12.0
    Amortization of
     intangible assets              1.0       0.6       2.8       2.4
    Amortization of debt
     issuance costs                 0.3       2.6       1.1       3.8
    Provision for doubtful
     accounts                       2.2       2.0       5.9       4.6
    Provision for deferred
     income taxes                   4.3       5.6      11.8       6.5
    Provision for notes
     receivable                     0.2        --       0.2       2.9
    Loss on sale of property
     and equipment                  0.2       0.2       0.3       0.3
    Provision for deferred
     compensation                   0.1       0.1       0.7       0.6
    Noncash compensation
     expense                         --       0.1       0.2       0.1
  Changes in operating assets
   and liabilities, net of
   effects from business
   combination and
   discontinued operations:
    Accounts receivable, net       (1.9)      0.6     (34.3)     (9.4)
    Inventories                    13.8       4.4     (18.4)      4.9
    Prepaid expenses and other
     current assets                 1.5     (17.9)      7.3     (14.2)
    Other assets                   (1.4)     13.6      (7.7)      1.3
    Accounts payable              (13.7)      2.9      (1.7)     13.4
    Accrued expenses and
     other liabilities              4.7      (1.5)     12.2       6.4
    Net cash used in
     discontinued operations         --        --        --      (0.3)
                               --------  --------  --------  --------
     Net cash provided by
      operating activities         21.9      16.4      21.9      44.1

Cash Flows From
 Investing Activities:
  Capital expenditures            (10.7)     (3.5)    (21.1)    (12.0)
  Proceeds from sale of
   Imaging Business, net of
   transaction costs of $0.5,
   $2.0, $2.1, and $3.3,
   respectively                    (0.5)     (2.0)     (2.1)     12.1
  Payments on noncompete
   agreements                      (0.8)     (0.2)     (1.1)     (0.7)
  Payment for business
   combinations                      --        --     (19.3)     (4.5)
  Net cash used in
   discontinued operations           --        --        --      (1.5)
                               --------  --------  --------  --------
    Net cash used in
     investing activities         (12.0)     (5.7)    (43.6)     (6.6)
                               --------  --------  --------  --------

Cash Flows From
 Financing Activities:
  Proceeds from convertible
   senior debt                    150.0        --     150.0        --
  Proceeds from issuance
   of common stock                  3.4       0.6       4.9       0.8
  Net (payments) proceeds
   under revolving line
   of credit                      (79.2)     83.0     (48.0)     83.0
  Purchase of treasury
   stock shares                   (35.0)     (0.4)    (40.6)    (25.6)
  Payment of debt
   issuance costs                  (6.1)       --      (6.1)       --
  Proceeds from note
   receivable                        --        --       1.2        --
  Repayment of Senior
   Subordinated Notes                --    (106.0)       --    (125.0)
  Payment of premium to retire
   Senior Subordinated Notes         --      (4.5)       --      (5.1)
                               --------  --------  --------  --------
    Net cash provided by
     (used in) financing
     activities                    33.1     (27.3)     61.4     (71.9)
                               --------  --------  --------  --------

Net increase (decrease) in
 cash and cash equivalents         43.0     (16.6)     39.7     (34.4)
Cash and cash equivalents,
 beginning of period               15.9      35.8      19.2      53.6
                               --------  --------  --------  --------
Cash and cash equivalents,
 end of period                    $58.9     $19.2     $58.9     $19.2
                               ========  ========  ========  ========

                        PSS WORLD MEDICAL, INC.
                    Unaudited Operating Highlights
                         (Dollars in millions)

                               Three Months Ended      Year Ended
                               ------------------  ------------------
                               April 2,  March 28, April 2,  March 28,
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Net Sales:
 Physician Business              $227.4    $191.2    $880.6    $754.3
 Elder Care Business              124.0     106.6     469.3     423.6
                               --------  --------  --------  --------
                                 $351.4    $297.8  $1,349.9  $1,177.9
                               ========  ========  ========  ========
Income from Operations:
 Physician Business               $13.5      $5.8     $45.5     $22.8
 Elder Care Business                6.1       5.1      21.9      18.3
 Corporate Shared Services         (6.3)     (3.8)    (19.6)    (15.2)
                               --------  --------  --------  --------
                                  $13.3      $7.1     $47.8     $25.9
                               ========  ========  ========  ========
Other General and
 Administrative Expenses (a):
  Physician Business               $0.5      $0.9      $2.2      $4.9
  Corporate Shared Services        (0.1)     (0.2)     (1.5)      4.2
                               --------  --------  --------  --------
                                   $0.4      $0.7      $0.7      $9.1
                               ========  ========  ========  ========
Adjusted Income from
 Operations (b):
  Physician Business              $14.0      $6.7     $47.7     $27.7
  Elder Care Business               6.1       5.1      21.9      18.3
  Corporate Shared Services        (6.4)     (4.0)    (21.1)    (11.0)
                               --------  --------  --------  --------
                                  $13.7      $7.8     $48.5     $35.0
                               ========  ========  ========  ========

Adjusted EBITDA (r)               $18.0      $9.7     $67.8     $49.5

Ratio to Net Sales:
 Income from operations             3.8%      2.4%      3.5%      2.2%
 Other general and
  administrative expenses           0.1%      0.2%      0.0%      0.8%
 Adjusted income
  from operations                   3.9%      2.6%      3.5%      3.0%

Billing Days                    66 days   64 days  258 days  253 days

Consolidated Return on
 Committed Capital ("ROCC") (g):   23.9%               24.4%

Asset Management:
                                                         As of
                                                   ------------------
                                                   April 2,  March 28,
                                                     2004      2003
                                                   --------  --------
Operational working capital (h)                      $197.2    $143.5

Net Debt:
 Bank debt                                           $185.0     $83.0
 Cash and cash equivalents                             58.9      19.2
                                                   --------  --------
  Net debt                                           $126.1     $63.8
                                                   ========  ========

                        PSS WORLD MEDICAL, INC.
                     Unaudited Segment Information
                         (Dollars in millions)

                               Three Months Ended      Year Ended
                               ------------------  ------------------
                               April 2,  March 28, April 2,  March 28,
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Other General and
 Administrative Expenses:

 Physician Business:
  Restructuring costs
    and expenses                   $0.3      $0.2      $0.9      $1.1
  Accelerated depreciation          0.1        --       0.2       0.2
  Rationalization expenses          0.1       0.6       0.9       3.2
  Other                              --       0.1       0.2       0.4
                               --------  --------  --------  --------
                                   $0.5      $0.9      $2.2      $4.9
                               ========  ========  ========  ========
 Corporate Shared Services:
  Restructuring costs
   and expenses                     $--     $(0.1)      $--      $0.3
  Merger costs and expenses          --       0.1        --       1.4
  Operational tax
   charge reversal                 (0.1)     (0.2)     (1.5)     (0.4)
  Other                              --        --        --       2.9
                               --------  --------  --------  --------
                                  $(0.1)    $(0.2)    $(1.5)     $4.2
                               ========  ========  ========  ========
 Total Company:
  Restructuring costs
   and expenses (i)                $0.3      $0.1      $0.9      $1.4
  Merger costs and expenses (m)      --       0.1        --       1.4
  Accelerated depreciation (j)      0.1        --       0.2       0.2
  Operational tax charge
   reversal (n)                    (0.1)     (0.2)     (1.5)     (0.4)
  Rationalization expenses (k)      0.1       0.6       0.9       3.2
  Other (l)                          --       0.1       0.2       3.3
                               --------  --------  --------  --------
                                   $0.4      $0.7      $0.7      $9.1
                               ========  ========  ========  ========

DSO (c):
 Physician Business                                    40.8      43.6
 Elder Care Business                                   54.9      51.0

DOH (d):
 Physician Business                                    37.1      38.3
 Elder Care Business                                   27.4      29.6

DIP (e):
 Physician Business                                    36.3      42.8
 Elder Care Business                                   26.5      31.8

Cash Conversion Days (f):
 Physician Business                                    41.6      39.1
 Elder Care Business                                   55.8      48.8


Billing Days                    66 days   64 days  258 days  253 days

                        PSS WORLD MEDICAL, INC.
                 Unaudited Adjusted EBITDA Calculation
                         (Dollars in millions)

                               Three Months Ended       Year Ended
                               ------------------  ------------------
                               April 2,  March 28, April 2,  March 28,
                                 2004      2003      2004      2003
                               --------  --------  --------  --------

Income from
 continuing operations             $7.4       $--     $28.7      $8.8

 Plus: Interest expense             1.7       5.4       5.5      12.6
 Less: Interest and
  investment income                  --      (0.1)     (0.1)     (0.5)
 Plus: Provision for
  income taxes                      4.4        --      17.6       5.3
 Plus: Depreciation (q)             3.1       3.1      12.6      11.8
 Plus: Amortization of
  intangible assets                 1.0       0.6       2.8       2.4
 Plus: Other G&A expenses           0.4       0.7       0.7       9.1
                               --------  --------  --------  --------
 Adjusted EBITDA                  $18.0      $9.7     $67.8     $49.5
                               ========  ========  ========  ========


Reconciliation of Adjusted
 EBITDA to Cash Provided by
 Operating Activities:

Adjusted EBITDA                   $18.0      $9.7     $67.8     $49.5

Operating Asset &
 Liability Changes:
  Accounts receivable, net         (1.9)      0.6     (34.3)     (9.4)
  Inventories                      13.8       4.4     (18.4)      4.9
  Prepaid expenses and other
   current assets                   1.5     (17.9)      7.3     (14.2)
  Other assets                     (1.4)     13.6      (7.7)      1.3
  Accounts payable                (13.7)      2.9      (1.7)     13.4
  Accrued expenses and
   other liabilities                4.7      (1.5)     12.2       6.4
  Net cash used in
   discontinued operations           --        --        --      (0.3)
 Noncash Expenses Included in
 Adjusted EBITDA:
  Amortization of debt
   issuance costs                   0.3       2.6       1.1       3.8
  Provision for doubtful
   accounts                         2.2       2.0       5.9       4.6
  Provision for deferred
   income taxes                     4.3       5.6      11.8       6.5
  Provision for notes
   receivable                       0.2        --       0.2       2.9
  Provision for deferred
   compensation                     0.1       0.1       0.7       0.6
  Noncash compensation expense       --       0.1       0.2       0.1
  Loss on sale of property
   and equipment                    0.2       0.2       0.3       0.3
 Cash Expenses Excluded
 from Adjusted EBITDA:
  Interest expense                 (1.7)     (5.4)     (5.5)    (12.6)
  Interest and investment
   income                            --       0.1       0.1       0.5
  Provision for income taxes       (4.4)       --     (17.6)     (5.3)
  Other G&A expenses               (0.4)     (0.7)     (0.7)     (9.1)
  Accelerated depreciation          0.1        --       0.2       0.2
                               --------  --------  --------  --------
 Cash Provided by
  Operating Activities            $21.9     $16.4     $21.9     $44.1
                               ========  ========  ========  ========

                        PSS WORLD MEDICAL, INC.
          Unaudited Consolidated Return on Committed Capital
                         (Dollars in millions)

                                                    Three     Twelve
                                                    Months    Months
                                                    Ended     Ended
                                                   April 2,  April 2,
                                                     2004      2004
                                                   --------  --------
Annualized Return                                     $59.6     $55.2
Average Committed Capital (o)                        $249.7    $225.9
ROCC (p)                                               23.9%     24.4%
Return:
 Income from continuing operations                     $7.4     $28.7
 Provision for income taxes                             4.4      17.6
 Interest expense                                       1.7       5.5
Amortization of intangibles                             1.0       2.8
 Other G&A expenses                                     0.4       0.7
 Interest and investment income                          --      (0.1)
                                                   --------  --------
                                                      $14.9     $55.2
                                                   ========  ========

                                     For the             For the
                               Three Months Ended  Twelve Months Ended
                               ------------------  ------------------
                               April 2,  Dec. 31,  April 2,  Mar. 28,
                                 2004      2003      2004      2003
                               --------  --------  --------  --------
Average committed capital:
 Total assets                    $586.8    $548.2    $586.8    $471.9

 Less assets excluded:
  Cash                            (58.9)    (15.9)    (58.9)    (19.2)
  Goodwill, net                   (69.9)    (70.8)    (69.9)    (61.1)
  Intangibles, net                (11.3)    (11.9)    (11.3)     (5.8)
  DTA from sale of
   Imaging Business               (30.5)    (37.0)    (30.5)    (49.1)

 Total liabilities               (347.6)   (285.3)   (347.6)   (226.7)
 Plus liabilities excluded:
  Current debt                     35.0     114.3      35.0      83.0
  Long-term debt                  150.0        --     150.0        --
  Discontinued operations
   liability                        2.5       1.6       2.5       2.7
                               --------  --------  --------  --------
                                 $256.1    $243.2    $256.1    $195.7
                               ========  ========  ========  ========

Average committed capital        $249.7              $225.9
                               ========            ========

                        PSS WORLD MEDICAL, INC.
                               Footnotes

(a) Other general and administrative expenses include restructuring costs and expenses, merger costs and expenses, accelerated depreciation, operational tax charge reversal, rationalization expenses, and other costs. Refer to the detail of these charges on page 10.

(b) Adjusted Income from Operations is the sum of income from operations and other general and administrative expenses. Management reviews Adjusted Income from Operations when evaluating and comparing the performance of each operating segment on a monthly and quarterly basis. Management believes Adjusted Income from Operations is an important measure of profitability and return.

(c) DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and ending of the fiscal year divided by two. Average daily net sales is net sales for the fiscal year divided by 360.

(d) DOH is average inventory divided by average daily cost of goods sold ("COGS"). Average inventory is the sum of inventory at the beginning and ending of the fiscal year divided by two. Average daily COGS is COGS for the fiscal year divided by 360.

(e) DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and ending of the fiscal year divided by two.

(f)  Cash Conversion Days is the sum of DSO and DOH less DIP.

(g) Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis.
     Management believes ROCC is an important measure of profitability and return.

(h) Operational working capital equals accounts receivable plus inventory minus accounts payable.

(i) Restructuring costs and expenses include involuntary employee termination costs, lease termination costs, and branch shutdown costs related to various plans adopted by management and the Board of Directors.

(j) Accelerated depreciation represents additional depreciation as a result of revising the estimated useful lives of certain assets in connection with certain restructuring plans adopted by the Company.

(k) Rationalization expenses primarily include payroll, travel and entertainment, and other expenses related to the conversion to the new Enterprise Resource System and the conversion of the service centers described in the Physician Business restructuring plan adopted during the third quarter of fiscal year 2002 ("Rationalization Programs").

(l) Other costs primarily include lease termination costs related to closed facilities.

(m) Merger costs and expenses relate to the Retention Bonus Plans that were adopted during fiscal year 2000.

(n) Operational tax charge reversal relates to the charge previously recorded by the Elder Care Business during fiscal year 1999.

(o) Average committed capital equals the sum of the committed capital of the most recent two quarters or fiscal years, divided by two.

(p) ROCC equals return divided by committed capital. Return is annualized for quarterly calculations.

(q) Depreciation for the three months ended April 2, 2004 excludes $0.1 million of accelerated depreciation as such amounts are included in Other G&A expenses. Depreciation for the fiscal year ended April 2, 2004 and March 28, 2003 excludes $0.2 million of accelerated depreciation.

(r) Adjusted EBITDA represents income from continuing operations plus provision for income taxes, interest expense, amortization expense, other general and administrative expenses, less interest and investment income. Management reviews Adjusted EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes Adjusted EBITDA is an important measure of liquidity.

    CONTACT: PSS World Medical Inc., Jacksonville
             Robert C. Weiner, 904-332-3287